Exhibit 3.64(a)
DOC ID 200224900668 UNITED SURGICAL PARTNERS Expedite this Form: (Select one) (Illegible) PO Box 1390 Yes Columbus, OH 43216 ***Requires an additional fee of $100*** PO Box 670 Columbus, OH 43216 Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453) www.state.oh.us/sos e-mail: busser@sos.state.oh.us INITIAL ARTICLES OF INCORPORATION (For Domestic Profit or Non-Profit) Filing Fee $125.00 THE UNDERSIGNED HEREBY STATES THE FOLLOWING: (CHECK ONLY ONE(1) BOX) (1) Articles of Incorporation Profit (113-ARF) ORC 1701 (2) Articles of Incorporation Non-Profit (114-ARN) ORC 1702 (3) Articles of Incorporation Professional (170-ARP) Profession ORC Complete the general information in this section for the box checked above. Name of Corporation USP Lyndhurst, Inc. Location Lyndhurst Cuyahoga (City) (County) Effective Date (09/05/2002) Date specified can be no more than 90 days after date of filing Check here if additional provisions are attached Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked. Purpose for which corporation is formed Complete the information in this section if box (1) or (3) is checked. The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,000 common $1.00 (No. of Shares) (Type) (Par Value) (Refer to instructions if needed) 532 Page 1 of 3 Last Revised: May 2002

DOC ID 200224900668 UNITED SURGICAL PARTNERS Completing the information in this section is optional The following are the names and addresses of the individuals who are to serve as initial Directors. Donald E. Stoen (Name) 15305 Dallas Parkway, Suite 1600, LB 28 (Street) NOTE P.O. Box Addresses are NOT acceptable. Addison TX 75001 (City) (State) (Zip Code) (Name) (Street) NOTE P.O. Box Addresses are NOT acceptable. (City) (State) (Zip Code) (Name) (Street) NOTE P.O. Box Addresses are NOT acceptable. (City) (State) (Zip Code) REQUIRED Must be authenticated (signed) by an authorized representative September 3, 2002 Authorized Representative Date (See Instructions) Print Name Authorized Representative Date Print Name Authorized Representative Date Print Name 532 Page 2 of 3 Last Revised: May 2002

UNITED SURGICAL PARTNERS Complete the information in this section if box (1) (2) or (3) is checked. ORIGINAL APPOINTMENT OF STATUTORY AGENT The Undersigned, being at least a majority of the incorporators of USP Lyndhurst, Inc. hereby appoint the following to as statutory agent upon whom any process, notice of demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is CT Corporation System (Name) 1300 East 9th Street, Suite 1010 (Street) NOTE: P.O. Box Addresses are NOT acceptable. Cleveland, Ohio 44114 (City) (Zip Code) Must be authenticated by an authorized representative September 3, 2002 Authorized Representative Date Authorized Representative Date Authorized Representative Date ACCEPTANCE OF APPOINTMENT The Undersigned, CT Corporation System, named herein as the Statutory agent for, USP Lyndhurst, Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity. Signature: (Statutory Agent) 532 Page 3 of 3 Last Revised: May 2002

(Illegible) 1338901 UNITED STATES OF AMERICA, STATE OF OHIO, OFFICE OF THE SECRETARY OF STATE I, Jennifer Brunner, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 4 pages, as taken from the original record now in my official custody as Secretary of State. WITNESS my hand and official seal at Columbus, Ohio, this 12th day of March A.D. 2007 JENNIFER BRUNNER Secretary of State By NOTICE: This is an official certification only when reproduced in red ink.